UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		  May 11, 2000

                          Heritage Commerce Corp
          (Exact name of registrant as specified in its charter)

              CA	                  00-23877	               77-0469558
(State of other jurisdiction    (Commission File         (IRS Employer
    of incorporation)	               Number)	          Identification No.)

150 Almaden Blvd., San Jose, CA	                             	95113
(Address of principal executive offices)		                 (Zip Code)

Registrant's telephone number, including area code		(408) 947-6900

                                    None
       (Former name or former address, if changed since last report.)

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Item. 2 Acquisition or Disposition of Assets.

               Heritage Commerce Corp and Western Holdings Bancorp, holding company for Bank of Los Altos, Announce Agreement to Merge

    Heritage Commerce Corp (Nasdaq: HTBK), San Jose, California and Western Holdings Bancorp (No ticker symbol), holding company for Bank of Los Altos, Los Altos, California, announced today the signing of a definitive merger agreement. Upon completion of the merger, Bank of Los Altos will operate as a wholly owned subsidiary of Heritage Commerce Corp.

   	The Agreement provides for shareholders of Western Holdings Bancorp to receive shares of Heritage Commerce Corp stock in a tax free exchange. The estimated value of the merger is approximately $40.9 million based on Heritage Commerce Corp's closing price of $10.875 on May 9, 2000. The merger, which will be accounted for as a pooling of interests, is expected to be completed in the fourth quarter of 2000. The merger is expected to be immediately accretive to earnings per share of Heritage Commerce Corp, not including transaction costs.

   	The merger is subject to customary conditions, including the approval of the shareholders of both companies and required regulatory agencies. In connection with the merger, the parties have granted reciprocal options to acquire 19.9% of their respective outstanding shares in the event a party terminates the merger in favor of another transaction. In addition, upon consummation of the merger, four members of the current Western Holdings
Bancorp Board will be appointed to serve as members of the Board of Directors of Heritage Commerce Corp.

   	Bank of Los Altos is a privately held full service commercial bank with two branches in Los Altos, one in Mountain View, and a Los Altos location dedicated to real estate mortgage and construction business. The bank has grown rapidly since being purchased by local investors in 1995 by delivering a high level of personalized services to individuals, professionals, and small to mid-sized businesses.

   	John Rossell, President and CEO of Heritage Commerce Corp, commented "A business combination with Bank of Los Altos represents a great strategic fit in many ways. Key in the similar philosophies of both Bank of Los Altos and Heritage is a firm commitment to providing exceptional service to clients and to active and ongoing participation in the communities they serve."

   	Bank of Los Altos President and CEO, Jim Wall, said of the merger, "The Heritage Commerce Corp Board of Directors and Management share our commitment to top quality service and profitable growth in rapidly expanding markets.
This merger of similar strategies will allow us to continue offering community-oriented banking, while providing us the capital strength to support large loans loans and additional growth opportunities."

   	When this merger is completed, based on a pro forma consolidated financial statement as of December 31, 1999, Heritage Commerce Corp would have had total assets of approximately $677.0 million, total shareholders' equity of approximately $56.5 million, total loans of approximately $401.2 million and total deposits of approximately $601.4 million. Heritage Commerce Corp's net income (before merger expenses, nonrecurring costs and extraordinary items) on a pro forma basis as of December 31, 1999 would have been approximately
$4.7 million.

	   With the addition of Bank of Los Altos, Heritage Commerce Corp will have
4 subsidiary banks, including Heritage Bank East Bay, in Fremont with a branch in Danville, Heritage Bank South Valley in Morgan Hill, and Heritage
Bank of Commerce in San Jose.

   	Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. These forward-looking statements relate to future financial performance and pending acquisitions. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially form those expressed, suggested or implied by the forward looking statements due to a number of factors, including, but not limited to, when and if the proposed merger is consummated, the success of Heritage Commerce Corp in integrating the new bank into its organization and other risks detailed in Heritage
Commerce Corp reports filed with the Securities Exchange Commission and in Western Holdings Bancorp reports filed with the Federal Deposit Insurance Corporation.

   	For investor information on Heritage Commerce Corp call our Shareholder Relations Department at (408) 947-6900.

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                                  SIGNATURES

    Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 11, 2000                        	HERITAGE COMMERCE CORP

	                                       By:	/s/ Lawrence D. McGovern
                                              		Lawrence D. McGovern
                            		Chief Financial Officer/Executive Vice President

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